                                    EXHIBIT 5

                      OPINION OF HORWITZ & BEAM RELATING TO

                     ISSUANCE OF SECURITIES PURSUANT TO THE

                               RETAINER AGREEMENT

                                 LAW OFFICES OF
                                 HORWITZ & BEAM
                                TWO VENTURE PLAZA
                                    SUITE 350
                            IRVINE, CALIFORNIA 92618
                                 (949) 453-0300
                                 (310) 842-8574
                               FAX: (949) 453-9416
Gregory B. Beam, Esq.                                 Patti L.W. McGlasson, Esq.
Lawrence W. Horwitz, Esq.                              K. William Pergande, Esq.
Lynne Bolduc, Esq.                                        John Y. Igarashi, Esq.
Lawrence M. Cron, Esq.                                 Christopher T. Jain, Esq.
Ralph R. Loyd, Esq.                                        Matteo G. Daste, Esq.

                                                             Mark S. Dodge, Esq.
E-mail: lbolduc@h-blaw.com                                            of Counsel
                                  July 14, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

           Re:     BETA OIL & GAS, INC.

Ladies and Gentlemen:

         This office represents BETA OIL & GAS, INC., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 20,000 shares of the Registrant's Common Stock issuable upon exercise of warrants issued to Horwitz & Beam for performance of certain legal representation, advisory, and counseling services (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

         Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                                  HORWITZ & BEAM


                                               /s/  Horwitz & Beam
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